Use these links to rapidly review the document
TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2002

Lone Star Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12881 (Commission File Number)	75-2085454 (IRS Employer Identification No.)
15660 North Dallas Parkway Suite 500 Dallas, Texas 75248 (Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (972) 770-6401

Not applicable
(Former name or former address, if changed since last report)

AMENDMENT NO. 3

        Lone Star Technologies, Inc. ("Lone Star") hereby amends its Current Report on Form 8-K, dated September 30, 2002 and initially filed on October 7, 2002, as amended, by deleting Item 7 in its entirety and substituting therefor the following, which updates the financial information previously filed with respect to Lone Star's acquisition of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. (collectively, "Wheeling") by substituting 1) financial statements of the business acquired with respect to the periods ended September 30, 2002 and October 7, 2001 for the financial statements previously provided with respect to the periods ended July 14, 2002 and July 15, 2001, respectively, and 2) pro forma financial information with respect to the period ended September 30, 2002 for the pro forma financial information previously provided with respect to the period ended June 30, 2002.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (a)
  Financial Statements of Business Acquired.
  —
  Independent Auditor's Report.

  —
  Combined Balance Sheets as of December 30, 2001 and December 31, 2000.

  —
  Combined Statements of Income and Retained Earnings for the Fifty-Two Week Periods Ended December 30, 2001, December 31, 2000 and January 2, 2000.

  —
  Combined Statements of Cash Flows for the Fifty-Two Week Periods Ended December 30, 2001, December 31, 2000 and January 2, 2000.

  —
  Notes to Combined Financial Statements.

  —
  Independent Auditor's Report.

  —
  Combined Balance Sheets as of September 30, 2002 and December 30, 2001.

  —
  Combined Statements of Income and Retained Earnings for the Periods Ended September 30, 2002 and October 7, 2001.

  —
  Combined Statements of Cash Flows for the Periods Ended September 30, 2002 and October 7, 2001.

  —
  Notes to Combined Financial Statements.
  (b)
  Pro Forma Financial Information.
  —
  Introduction to Pro Forma Financial Information.

  —
  Unaudited Pro Forma Balance Sheet as of September 30, 2002.

  —
  Notes to Unaudited Pro Forma Balance Sheet.

  —
  Unaudited Pro Forma Income Statement for the Nine Months Ended September 30, 2002.

  —
  Notes to Unaudited Pro Forma Statements of Operations.

  —
  Unaudited Pro Forma Income Statement for the Twelve Months Ended December 31, 2001.

  —
  Notes to Unaudited Pro Forma Income Statement.
  (c)
  Exhibits.
  2.1*
  Asset Purchase Agreement, dated September 9, 2002, among Lone Star, Wheeling Acquisition Corporation (a wholly-owned subsidiary of Lone Star), Wheeling and Nassau Holding Corporation, as Owner of Wheeling.

2

    2.2*
    Amendment to Asset Purchase Agreement, dated September 30, 2002, among Lone Star, Wheeling Acquisition Corporation (a wholly-owned subsidiary of Lone Star), Wheeling and Nassau Holding Corporation.

    *
    Previously filed as an exhibit to the Form 8-K dated September 30, 2002, filed on October 7, 2002.

3

The Board of Directors
 Wheeling Machine Products, Inc.
    and Wheeling Machine Products of Texas, Inc.

Independent Auditor's Report

        We have audited the accompanying combined balance sheets of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. as of December 30, 2001 and December 31, 2000, and the related combined statements of income, retained earnings, and cash flows for the fifty-two week periods ended December 30, 2001, December 31, 2000 and January 2, 2000. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. as of December 30, 2001 and December 31, 2000, and the results of its operations and its cash flows for the fifty-two week periods ended December 30, 2001, December 31, 2000 and January 2, 2000 in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note G, the accompanying December 30, 2001 and December 31, 2000 combined financial statements have been restated.

/s/ LAPORTE, SEHRT, ROMIG AND HAND A Professional Accounting Corporation
March 12, 2002, except for Note G, for which the date is November 21, 2002 Metairie, LA

WHEELING MACHINE PRODUCTS, INC.
and WHEELING MACHINE PRODUCTS OF TEXAS, INC.
COMBINED BALANCE SHEETS
ASSETS

	December 30, 2001	December 31, 2000
	(Restated)	(Restated)
CURRENT ASSETS:
Cash and Cash Equivalents	$13,700	$13,700
Accounts Receivable	1,642,981	3,938,755
Accounts Receivable—Affiliates	—	—
Accounts Receivable—Other	2,446	274
Inventory	21,053,237	19,382,740
Income Tax Receivable	—	4,462
Prepaid Expenses	150,336	85,633

Total Current Assets	22,862,700	23,425,564
PROPERTY AND EQUIPMENT, AT COST:
Buildings and Improvements	2,370,517	2,556,806
Furniture and Equipment	15,156,173	13,529,829

	17,526,690	16,086,635
Less: Accumulated Depreciation	9,566,050	7,358,190

Property and Equipment—Net	7,960,640	8,728,445

OTHER ASSETS:
Other	260,812	240,062

Total Other Assets	260,812	240,062

	$31,084,152	$32,394,071

The accompanying notes are an integral part of these financial statements.

WHEELING MACHINE PRODUCTS, INC.
and WHEELING MACHINE PRODUCTS OF TEXAS, INC.
COMBINED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS' EQUITY

	December 30, 2001	December 31, 2000
	(Restated)	(Restated)
CURRENT LIABILITIES:
Accounts Payable	$813,411	$1,779,168
Accrued Expenses	260,210	527,775
Due to Affiliates	2,895,406	1,100,089
Income Tax Payable	115,538	—
Notes Payable	4,900,000	8,175,000
Payroll and Sales Taxes Payable	45,898	82,954

Total Current Liabilities	9,030,463	11,664,986
LONG-TERM LIABILITIES:
Due to Affiliates	14,000,000	16,000,000

Total Long-Term Liabilities	14,000,000	16,000,000

Total Liabilities	23,030,463	27,664,986

STOCKHOLDERS' EQUITY:
Common Stock, No Par Value, 20,000 Shares Authorized, Issued and Outstanding	20,000	20,000
Capital in Excess of Par Value	3,780,000	3,780,000
Retained Earnings	4,253,689	929,085

Total Stockholders' Equity	8,053,689	4,729,085

	$31,084,152	$32,394,071

The accompanying notes are an integral part of these financial statements.

WHEELING MACHINE PRODUCTS, INC.
and WHEELING MACHINE PRODUCTS OF TEXAS, INC.
COMBINED STATEMENTS OF INCOME AND
RETAINED EARNINGS
For the Fifty-Two Week Periods
Ended December 30, 2001, December 31, 2000, and January 2, 2000

	December 30, 2001	December 31, 2000	January 2, 2000
	(Restated)	(Restated)
NET SALES	$41,252,871	$37,987,948	$17,749,943
COSTS AND EXPENSES:
Cost of Sales	33,192,328	30,437,861	16,890,154
Selling, General and Administrative Expenses	1,574,205	1,453,374	1,305,544

	34,766,533	31,891,235	18,195,698

OPERATING INCOME (DEFICIT)	6,486,338	6,096,713	(445,755)
INTEREST EXPENSE	(1,232,962)	(1,759,362)	(1,510,244)
OTHER INCOME (EXPENSE)	11,228	(994)	1,732

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	5,264,604	4,336,357	(1,954,267)
PROVISION FOR INCOME TAXES
CURRENT	1,981,000	678,500	—
DEFERRED	(41,000)	(39,000)	—

	1,940,000	639,500	—
NET INCOME (LOSS)	3,324,604	3,696,857	(1,954,267)
RETAINED EARNINGS (OPERATING DEFICIT)—BEGINNING OF PERIOD	929,085	(2,767,772)	(813,505)

RETAINED EARNINGS (OPERATING DEFICIT)—END OF PERIOD	$4,253,689	$929,085	$(2,767,772)

EARNINGS (LOSS) PER SHARE	$166.23	$184.84	$(97.71)

The accompanying notes are an integral part of these financial statements.

WHEELING MACHINE PRODUCTS, INC.
and WHEELING MACHINE PRODUCTS OF TEXAS, INC.
COMBINED STATEMENTS OF CASH FLOWS

	For the Fifty-Two Week Periods
	December 30, 2001	December 31, 2000	January 2, 2000
	(Restated)	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$3,324,604	$3,696,857	$(1,954,267)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	2,245,591	2,038,226	1,835,936
Gain on Sale of Fixed Assets	(57)	—	(28,252)
(Increase) Decrease in Accounts Receivable	2,285,836	(1,904,576)	(1,324,271)
(Increase) Decrease in Accounts Receivable—Affiliates	308,332	(281,718)	(206,431)
(Increase) Decrease in Accounts Receivable—Other	(2,172)	153,081	(144,113)
(Increase) Decrease in Inventory	(1,670,497)	(7,991,817)	2,486,977
(Increase) Decrease in Income Tax Receivable	4,462	105,538	(3,000)
Increase in Prepaid Expenses	(64,703)	(25,553)	(21,029)
Increase (Decrease) in Accounts Payable	(992,900)	(6,181)	1,256,780
Increase (Decrease) in Accrued Expenses	(267,565)	222,917	53,664
Increase (Decrease) in Due to Affiliates	1,513,181	(2,616,623)	1,070,031
Increase in Income Tax Payable	115,538	—	—
Increase (Decrease) in Payroll and Sales Tax Payable	(37,056)	19,200	45,241

Net Cash Provided by (Used in) Operating Activities	6,762,594	(6,590,649)	3,067,266

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(1,645,444)	(1,623,026)	(1,086,943)
Proceeds from Sale of Property and Equipment	198,600	—	75,001
(Increase) Decrease in Other Assets	(40,750)	(39,066)	(500)

Net Cash Used in Investing Activities	(1,487,594)	(1,662,092)	(1,012,442)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Increase (Decrease) in Long-Term Debt	(3,275,000)	(725,000)	3,125,000
Net Increase (Decrease) in Long-Term Debt—Affiliate	(2,000,000)	8,977,839	(5,179,422)

Net Cash Provided by (Used in) Financing Activities	(5,275,000)	8,252,839	(2,054,422)

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	98	402
CASH AND CASH EQUIVALENTS—BEGINNING	13,700	13,602	13,200

CASH AND CASH EQUIVALENTS—ENDING	$13,700	$13,700	$13,602

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash Paid During the Year for Interest	$1,204,645	$1,827,103	$1,254,033

Cash Paid During the Year for Income Tax	$30,000	$5,000	$—

The accompanying notes are an integral part of these financial statements.

WHEELING MACHINE PRODUCTS, INC.
and WHEELING MACHINE PRODUCTS OF TEXAS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE A

        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. are in the business of manufacturing couplings. The Companies grant credit to their customers, substantially all of whom are related to the petroleum industry.

  Basis of Presentation

        The combined financial statements include the accounts of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc., both of which are wholly-owned subsidiaries of Nassau Holding Corp. All significant intercompany transactions and balances have been eliminated.

  Inventory

        Inventory is valued at the lower of cost, principally determined by the first-in, first-out (FIFO) method, or market.

  Depreciation

        Depreciation is computed using straight-line methods for financial reporting purposes over the estimated useful lives of the respective assets, which range from three to thirty years. Depreciation expense charged to operations amounted to $2,245,591, $2,038,226 and $1,835,936 for the periods ended December 30, 2001, December 31, 2000, and January 2, 2000, respectively.

  Income Taxes

        Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc., are included in the consolidated Federal income tax return filed by Nassau Holding Corp. Deferred taxes are provided for timing differences between the reporting of income for financial and Federal income tax purposes.

  Cash Equivalents

        For the purposes of the statement of cash flows, the Companies consider all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

  Accounts Receivable

        Uncollectible accounts receivable are charged directly against earnings when they are determined to be uncollectible. Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.

  Non-Direct Response Advertising

        The Companies expense advertising costs as incurred. Advertising expense charged to operations totaled $100, $1,843 and $1,937 for the periods ended December 30, 2001, December 31, 2000, and January 2, 2000, respectively.

  Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Goodwill

        Goodwill, which is included in other assets, represents the excess of the cost of companies acquired over the fair value of their net assets at the date of acquisition and is being amortized on the straight-line method over fifteen years. Amortization expense charged to operations totaled $20,000 for each of the periods ended December 30, 2001, December 31, 2000, and January 2, 2000.

  Earnings (Loss) Per Share

        The earnings (loss) per share calculations are based on the weighted average number of shares of common stock outstanding, which was 20,000 for the years ended December 30, 2001, December 31, 2000, and January 2, 2000.

  Impact of Recently Issued Accounting Pronouncements

        Statement of Financial Accounting Standards No. 141 (SFAS 141), "Business Combinations" supersedes APB Opinion 16 and FASB 38. This statement provides accounting for business combinations using the purchase method and eliminating the pooling of interest method. The adoption of this pronouncement had no effect on the financial position and results of operations of the Companies.

        Statement of Financial Accounting Standards No. 142 (SFAS 142), "Goodwill and Other Intangible Assets" supersedes APB Opinion 17. This statement provides accounting and reporting standards for intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination). The adoption of this pronouncement had no effect on the financial position and results of operations of the Companies.

        Statement of Financial Accounting Standards No. 144 (SFAS 144), "Accounting for the Impairment or Disposal of Long-Lived Assets," is a replacement of SFAS 121. This statement provides accounting and reporting standards for the recognition and measurement of the impairment of long-lived assets to be held and used and the measurement of long-lived assets to be disposed of by abandonment or sale. This statement requires that long-lived assets (excluding goodwill) to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and requires a probability-weighted cash flow estimation approach, and introduces a "primary-asset" approach to determine the cash flow estimation period. In addition, this statement requires that long-lived assets to be disposed of be reported at the lower of carrying amount or fair value less cost to sell, and includes accounting guidance for disposal of a segment of a business that is considered a discontinued operation. This statement is effective for financial statements issued for fiscal years beginning after December 15, 2001. The adoption of this pronouncement had no effect on the financial position and results of operations of the Companies.

NOTE B

        RELATED PARTY TRANSACTIONS

        Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. are two of several subsidiaries of Nassau Holding Corp. and, in addition to the allocation of income taxes described in Note A, have material transactions with Nassau, its shareholder, and other affiliates on terms determined by management. These transactions include the sale of couplings and the borrowing of funds. Interest is computed on certain of these transactions at rates determined by management.

        During the periods ended December 30, 2001, December 31, 2000, and January 2, 2000, the Companies made sales in the amounts of $35,839, $16,653 and $3,600, respectively to subsidiaries or affiliates of Nassau Holding Corp. Purchases in the amounts of $40,637, $41,086 and $38,302 were made from subsidiaries of Nassau Holding Corp. during the periods ended December 30, 2001, December 31, 2000, and January 2, 2000, respectively. The Companies also had borrowings from Nassau Holding Corp. and its subsidiaries at December 30, 2001, December 31, 2000, and January 2, 2002 in the amounts of $14,492,406, $16,528,089 and $11,020,593, respectively.

        Interest expense to Nassau Holding Corp., its shareholder, and other affiliates for the periods ended December 30, 2001, December 31, 2000, and January 2, 2000 totaled $1,124,407, $1,158,859 and $872,984, respectively.

NOTE C

        EMPLOYEE BENEFIT PLANS

        The profit sharing plan covers substantially all employees and operates under a trust agreement with a bank. Contributions to the plan are determined by the Board of Directors. Contributions charged to operations during the periods ended December 30, 2001, December 31, 2000, and January 2, 2000, amounted to $112,124, $84,609 and $65,317, respectively.

        A 401(k) employee benefit plan was adopted in 1995 to cover substantially all employees. The Companies match a portion of employee contributions pursuant to the plan. Contributions of $72,503, $51,004 and $42,212 were charged to operations for the periods ended December 30, 2001, December 31, 2000 and January 2, 2000, respectively.

NOTE D

        LINE OF CREDIT

        As of December 30, 2001, the companies have a line of credit totaling $15,000,000 bearing interest at LIBOR plus 1.75% (3.87% at December 30, 2001), maturing May 31, 2002. At December 30, 2001, $4,900,000 was outstanding against the line. During the year 2000, the Companies had an available line of credit from a bank dated November 20, 1995, and amended May 31, 1996 and March 31, 1999, totaling $10,500,000, which reduced at the rate of $375,000 per quarter, and matured on June 30, 2001. Notes payable of $7,875,000 were outstanding against the line of credit at December 31, 2000, bearing interest at LIBOR plus 1.75% (8.52% at December 31, 2000). During the year 2000, the Companies also had a line of credit from a bank dated May 24, 2000, totaling $5,000,000 that matured on May 31, 2001. At December 31, 2000, notes payable of $300,000 were outstanding against the line, bearing interest at LIBOR plus 1.75% (8.52%). The lines of credit are secured by property, plant and equipment, accounts receivable, and inventory and are guaranteed by Nassau Holding Corp. and its principal stockholder.

NOTE E

        COMMITMENTS AND CONTINGENCIES

        The Companies lease warehouse space under an operating lease with future minimum lease payments at December 30, 2001 as follows: 2002—$6,042. Rent expense for the periods ended December 30, 2001, December 31, 2000, and January 2, 2000, totaled $36,336, $37,891 and $42,544, respectively.

NOTE F

        INCOME TAXES

        A reconciliation of income tax at the statutory rate to income tax expense at the Company's effective rate is as follows:

	December 30, 2001	December 31, 2000	January 2, 2000
Computed Tax at the Expected Statutory Rate	$1,948,000	$1,604,000	$(723,000)
Other Adjustments	(8,000)	(23,500)	—
Deferred Tax Valuation Allowance Adjustment	—	(941,000)	723,000

Income Tax Expense	$1,940,000	$639,500	$—

        Certain income and expense items are accounted for differently for financial reporting purposes than for income tax purposes. Provisions for deferred taxes are made in recognition of these temporary differences and are measured using the income tax rates applicable to the period when the differences are expected to be realized or settled.

        There were net deferred tax assets of $80,000 and $39,000 as of December 30, 2001 and December 31, 2000, respectively. The major temporary differences, which created deferred tax assets and liabilities, are as follows:

	2001	2000
Deferred Tax Assets:
Accumulated Depreciation	$80,000	$39,000
Deferred Tax Liabilities	—	—

Net Deferred Tax Assets	$80,000	$39,000

NOTE G

        FINANCIAL STATEMENT RESTATEMENT

        Subsequent to the issuance of the Companies' December 30, 2001 and December 31, 2000 combined financial statements, management determined that their accounting policy for accounting for income taxes in the separate company financial statements, which had previously been accounted for in accordance with a tax agreement with their parent company, was not in accordance with FASB 109. As a result, the Companies' December 30, 2001 and December 31, 2000 combined financial statements have been restated from the amounts previously reported to reflect compliance with FAS 109.

        A summary of the significant effects of the restatement are as follows:

	As Previously Reported	As Restated
For the Year Ended December 30, 2001
Income Tax Expense	$150,000	$1,940,000
Net Income	5,114,604	3,324,604
Earnings Per Share	255.73	166.23
For the Year Ended December 31, 2000
Income Tax Expense	$106,500	$639,500
Net Income	4,229,857	3,696,857
Earnings Per Share	211.49	184.84
At December 30, 2001
Total Assets	$31,004,152	$31,084,152
Current Liabilities	6,627,463	9,030,463
Retained Earnings	6,576,689	4,253,689
At December 31, 2000
Total Assets	$32,355,071	$32,394,071
Current Liabilities	11,092,986	11,664,986
Retained Earnings	1,462,085	929,085

The Board of Directors
 Wheeling Machine Products, Inc.
    and Wheeling Machine Products of Texas, Inc.

Independent Auditor's Report

        We have audited the accompanying combined balance sheets of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. as of September 30, 2002 and December 30, 2001 and the related combined statements of income, retained earnings, and cash flows for the period ended September 30, 2002. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. as of September 30, 2002, and the results of their operations and their cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

        The October 7, 2001 combined statements of income, retained earnings, and cash flows were reviewed by us, and we are not aware of any material modifications that should be made to those statements for them to be in conformity with generally accepted accounting principles. However, a review is substantially less in scope than an audit and does not provide a basis for the expression of an opinion on the financial statements take as a whole.

/s/ LAPORTE, SEHRT, ROMIG & HAND A Professional Accounting Corporation
January 10, 2003 Metairie, LA

WHEELING MACHINE PRODUCTS, INC.
and WHEELING MACHINE PRODUCTS OF TEXAS, INC.
COMBINED BALANCE SHEETS
ASSETS

	September 30, 2002	December 30, 2001
	(Audited)	(Audited)
CURRENT ASSETS:
Cash and Cash Equivalents	$5,450	$13,700
Accounts Receivable	1,891,197	1,642,981
Accounts Receivable—Other	32,887	2,446
Inventory	15,137,644	21,053,237
Income Tax Receivable	53,662	—
Prepaid Expenses	282,896	150,336

Total Current Assets	17,403,736	22,862,700
PROPERTY AND EQUIPMENT, AT COST:
Buildings and Improvements	2,482,527	2,370,517
Furniture and Equipment	16,945,011	15,156,173

	19,427,538	17,526,690
Less: Accumulated Depreciation	11,216,512	9,566,050

Property and Equipment—Net	8,211,026	7,960,640

OTHER ASSETS:
Other	180,811	260,812

Total Other Assets	180,811	260,812

	$25,795,573	$31,084,152

The accompanying notes are an integral part of these financial statements.

WHEELING MACHINE PRODUCTS, INC.
and WHEELING MACHINE PRODUCTS OF TEXAS, INC.
COMBINED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS' EQUITY

	September 30, 2002	December 30, 2001
	(Audited)	(Audited)
CURRENT LIABILITIES:
Accounts Payable	$292,271	$737,581
Liability for Outstanding Checks	1,428,276	75,830
Accrued Expenses	493,304	225,480
Liability for Remediation Work	207,551	—
Income Tax Payable	—	115,538
Unearned Revenue	44,431	34,730
Due to Affiliates—Net of Long-Term Portion	3,585,422	2,895,406
Notes Payable	—	4,900,000
Payroll and Sales Taxes Payable	42,740	45,898

Total Current Liabilities	6,093,995	9,030,463
LONG-TERM LIABILITIES:
Due to Affiliates	11,000,000	14,000,000

Total Long-Term Liabilities	11,000,000	14,000,000

Total Liabilities	17,093,995	23,030,463

STOCKHOLDERS' EQUITY:
Common Stock, No Par Value, 20,000 Shares Authorized, Issued and Outstanding	20,000	20,000
Capital in Excess of Par Value	3,780,000	3,780,000
Retained Earnings	4,901,578	4,253,689

Total Stockholders' Equity	8,701,578	8,053,689

	$25,795,573	$31,084,152

The accompanying notes are an integral part of these financial statements.

WHEELING MACHINE PRODUCTS, INC.
and WHEELING MACHINE PRODUCTS OF TEXAS, INC.
COMBINED STATEMENTS OF INCOME AND
RETAINED EARNINGS

	Period Ended
	September 30, 2002	October 7, 2001
	(Audited)	(Reviewed)
NET SALES	$22,489,082	$36,227,195
COSTS AND EXPENSES:
Cost of Sales	19,610,927	28,588,920
Selling, General and Administrative Expenses	1,436,421	1,204,465

	21,047,348	29,793,385

OPERATING INCOME	1,441,734	6,433,810
INTEREST EXPENSE	(424,611)	(1,052,085)
OTHER INCOME	8,766	10,530

NET INCOME BEFORE PROVISION FOR INCOME TAXES	1,025,889	5,392,255
PROVISION FOR INCOME TAXES
CURRENT	378,000	2,021,000
DEFERRED	—	(41,000)

	378,000	1,980,000

NET INCOME	647,889	3,412,255
RETAINED EARNINGS—BEGINNING OF PERIOD	4,253,689	929,085

RETAINED EARNINGS—END OF PERIOD	$4,901,578	$4,341,340

EARNINGS PER SHARE	$32.39	$170.61

The accompanying notes are an integral part of these financial statements.

WHEELING MACHINE PRODUCTS, INC.
and WHEELING MACHINE PRODUCTS OF TEXAS, INC.
COMBINED STATEMENTS OF CASH FLOWS

	Period Ended
	September 30, 2002	October 7, 2001
	(Audited)	(Reviewed)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$647,889	$3,412,255
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:
Depreciation and Amortization	1,724,388	1,626,735
Gain on Sale of Property and Equipment	(5,453)	(57)
(Increase) Decrease in Accounts Receivable	(248,216)	144,649
Increase in Accounts Receivable—Other	(30,441)	(5,671)
(Increase) Decrease in Inventory	5,915,593	(1,023,887)
Increase in Income Tax Receivable	(53,662)	(30,000)
Increase in Prepaid Expenses	(132,560)	(208,231)
Decrease in Accounts Payable	(410,580)	(137,205)
Increase in Liability for Outstanding Checks	1,352,446	39,262
Increase (Decrease) in Accrued Expenses	233,094	(43,747)
Increase in Liability for Remediation Work	207,551	—
Increase in Unearned Revenue	9,701	98,047
Increase in Due to Affiliates	770,016	7,075,160
Decrease in Income Tax Payable	(115,538)	—
Increase (Decrease) in Payroll and Sales Taxes Payable	(3,158)	2,334

Net Cash Provided by Operating Activities	9,861,070	10,949,644

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(1,978,930)	(1,412,494)
Proceeds from Sale of Property and Equipment	9,610	198,600
Decrease in Other Assets	—	39,250

Net Cash Used in Investing Activities	(1,969,320)	(1,174,644)

The accompanying notes are an integral part of these financial statements.

WHEELING MACHINE PRODUCTS, INC.
and WHEELING MACHINE PRODUCTS OF TEXAS, INC.
COMBINED STATEMENTS OF CASH FLOWS (Continued)

	Period Ended
	September 30, 2002	October 7, 2001
	(Audited)	(Reviewed)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net Decrease in Note Payable	$(4,900,000)	$(6,075,000)
Net Decrease in Long-Term Debt—Affiliate	(3,000,000)	(3,700,000)

Net Cash Used in Financing Activities	(7,900,000)	(9,775,000)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(8,250)	—
CASH AND CASH EQUIVALENTS—BEGINNING	13,700	13,700

CASH AND CASH EQUIVALENTS—ENDING	$5,450	$13,700

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash Paid During the Year for Interest	$399,222	$1,059,006

Cash Paid During the Year for Income Tax	$175,538	$30,000

The accompanying notes are an integral part of these financial statements.

WHEELING MACHINE PRODUCTS, INC.
and WHEELING MACHINE PRODUCTS OF TEXAS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE A

        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. are in the business of manufacturing couplings. The Companies grant credit to their customers, substantially all of whom are related to the petroleum industry.

  Basis of Presentation

        The combined financial statements include the accounts of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc., both of which are wholly-owned subsidiaries of Nassau Holding Corp. All significant intercompany transactions and balances have been eliminated.

  Inventory

        Inventory is valued at the lower of cost or market, principally determined by the first-in, first-out (FIFO) method, or market.

  Depreciation

        Depreciation is computed using straight-line methods for financial reporting purposes over the estimated useful lives of the respective assets, which range from three to thirty years. Depreciation expense charged to operations amounted to $1,724,388 for the period ended September 30, 2002 and $1,626,735 for the period ended October 7, 2001.

  Income Taxes

        Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc., are included in the consolidated Federal income tax return filed by Nassau Holding Corp. Deferred taxes are provided for timing differences between the reporting of income for financial and Federal income tax purposes.

  Cash Equivalents

        For the purposes of the statements of cash flows, the Companies consider all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

  Accounts Receivable

        Uncollectible accounts receivable are charged directly against earnings when they are determined to be uncollectible. Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.

  Non-Direct Response Advertising

        The Companies expense advertising costs as incurred. Advertising expense charged to operations totaled $300 for the period ended September 30, 2002 and $100 for the period ended October 7, 2001.

  Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Goodwill

        Goodwill, which is included in other assets, represents the excess of the cost of companies acquired over the fair value of their net assets at the date of acquisition and is evaluated annually for impairment.

  Earnings Per Share

        The earnings per share calculations are based on the weighted average number of shares of common stock outstanding, which was 20,000 shares at September 30, 2002 and October 7, 2001.

  Impact of Recently Issued Accounting Pronouncements

        Statement of Financial Accounting Standards No. 141 (SFAS 141), "Business Combinations" supersedes APB Opinion 16 and FASB 38. This statement provides accounting for business combinations using the purchase method and eliminating the pooling of interest method. The adoption of this pronouncement had no effect on the financial position and results of operations of the Companies.

        Statement of Financial Accounting Standards No. 142 (SFAS 142), "Goodwill and Other Intangible Assets" supersedes APB Opinion 17. This statement provides accounting and reporting standards for intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination). The adoption of this pronouncement had no effect on the financial position and results of operations of the Companies.

        Statement of Financial Accounting Standards No. 144 (SFAS 144), "Accounting for the Impairment or Disposal of Long-Lived Assets" a replacement of SFAS 121. This statement provides accounting and reporting standards for the recognition and measurement of the impairment of long-lived assets to be held and used and the measurement of long-lived assets to be disposed of by abandonment or sale. This statement requires that long-lived assets (excluding goodwill) to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and requires a probability-weighted cash flow estimation approach, and introduces a "primary-asset" approach to determine the cash flow estimation period. In addition, this statement requires that long-lived assets to be disposed of be reported at the lower of carrying amount or fair value less cost to sell, and includes accounting guidance for disposal of a segment of a business that is considered a discontinued operation. This statement is effective for financial statements issued for fiscal years beginning after December 15, 2001. The adoption of this pronouncement had no effect on the financial position and results of operations of the Companies.

NOTE B

        RELATED PARTY TRANSACTIONS

        Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. are two of several subsidiaries of Nassau Holding Corp. and, in addition to the allocation of income taxes described in Note A, have material transactions with Nassau, its shareholder, and other affiliates on terms determined by management. These transactions include the sale of couplings and the borrowing of funds. Interest is computed on certain of these transactions at rates determined by management.

        During the periods ending September 30, 2002 and October 7, 2001, the Companies made sales in the amounts of $-0- and $17,999, respectively to subsidiaries or affiliates of Nassau Holding Corp. The Company makes immaterial purchases from affiliates periodically. The Companies also had borrowings from Nassau Holding Corp. and its subsidiaries and affiliates at September 30, 2002 and December 30, 2001, in the amounts of $11,884,422 and $14,585,422, respectively.

        Interest expense to Nassau Holding Corp., its shareholder, and other affiliates for the periods ended September 30, 2002 and October 7, 2001 totaled $398,620 and $959,421, respectively.

NOTE C

        EMPLOYEE BENEFIT PLANS

        The profit sharing plan covers substantially all employees and operates under a trust agreement with a bank. Contributions to the plan are determined by the Board of Directors. Contributions charged to operations amounted to $89,518 and $114,646 during the periods ended September 30, 2002 and October 7, 2001, respectively.

        A 401(k) employee benefit plan was adopted in 1995 to cover substantially all employees. The Companies match a portion of employee contributions pursuant to the plan. Contributions of $57,831 and $58,898 were charged to operations for the periods ended September 30, 2002 and October 7, 2001, respectively.

NOTE D

        LINE OF CREDIT

        As of December 30, 2001, the Companies had a line of credit totaling $15,000,000 bearing interest at LIBOR plus 1.75% (3.87% at December 30, 2001), maturing May 31, 2002. At December 30, 2001, $4,900,000 was outstanding against the line. The line of credit is secured by property, plant and equipment, accounts receivable, and inventory and is guaranteed by Nassau Holding Corp. and its stockholder.

NOTE E

        COMMITMENTS AND CONTINGENCIES

        The Companies lease warehouse space under an operating lease with future minimum lease payments at September 30, 2002 as follows: 2003—$38,359, 2004—$39,528, and 2005—$16,677. Rent expense totaled $28,294 and $30,240 for the periods ended September 30, 2002 and October 7, 2001, respectively.

NOTE F

        INCOME TAXES

        A reconciliation of income tax at the statutory rate to income tax expense at the Company's effective rate is as follows:

	September 30, 2002	October 7, 2001
Computed Tax at the Expected
Statutory Rate	$380,000	$1,995,000
Other Adjustments	(2,000)	(15,000)

Income Tax Expense	$378,000	$1,980,000

        Certain income and expense items are accounted for differently for financial reporting purposes than for income tax purposes. Provisions for deferred taxes are made in recognition of these temporary differences and are measured using the income tax rates applicable to the period when the differences are expected to be realized or settled.

        There were net deferred tax assets of $80,000 as of September 30, 2002 and December 30, 2001. The major temporary differences, which created deferred tax assets and liabilities, are as follows:

	September 30, 2002	December 30, 2001
Deferred Tax Assets:
Accumulated Depreciation	$80,000	$80,000
Deferred Tax Liabilities	—	—

Net Deferred Tax Assets	$80,000	$80,000

NOTE G

        SUBSEQUENT EVENT

        Effective September 30, 2002, the Companies were sold to Lone Star Technologies, Inc.

PRO FORMA FINANCIAL INFORMATION

(UNAUDITED)

INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma financial information (the "Pro Forma Financial Information") has been derived by the application of pro forma adjustments to the consolidated financial statements of (i) Lone Star Technologies, Inc. ("Lone Star") as of September 30, 2002 and the combined financial statements of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. (collectively "Wheeling") as of September 30, 2002; (ii) Lone Star for the nine months ended September 30, 2002 and Wheeling for the period ended September 30, 2002; and (iii) Lone Star for the 12 months ended December 31, 2001 and Wheeling for the 52 weeks ended December 30, 2001, and has been prepared to illustrate the effects of the transactions described below.

        The following unaudited pro forma statements of income give effect to the acquisition by Lone Star and its subsidiaries of the assets of Wheeling (the "Acquisition"), as if such transactions had occurred on January 1, 2001, with respect to the pro forma consolidated statement of income for the 12 months ended December 31, 2001, and carried forward through September 30, 2002, with respect to the unaudited pro forma consolidated statement of income for the nine months ended September 30, 2002. The pro forma unaudited consolidated balance sheet as of September 30, 2002 has been prepared as if the Acquisition of Wheeling had occurred on that date.

        The Acquisition will be accounted for using the purchase method of accounting. The total purchase costs of the Acquisition (approximately $38 million) have been allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the Pro Forma Financial Information is preliminary. The final allocation of the purchase price is contingent upon the review for other intangible assets and an assessment of the acquired net assets; however, that allocation is not expected to differ materially from the preliminary allocation.

        The Pro Forma Financial Information is based on the historical financial statements of Lone Star and Wheeling and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma statements of operations do not purport to represent what Lone Star's results of operations actually would have been if the Acquisition had occurred as of the date indicated or what results will be for any future periods. The Pro Forma Financial Information is based upon assumptions that Lone Star believes are reasonable and should be read in conjunction with the Financial Statements and the related notes thereto included elsewhere in this filing.

LONE STAR TECHNOLOGIES, INC.

UNAUDITED PRO FORMA BALANCE SHEET

SEPTEMBER 30, 2002

	(a) Lone Star Technologies	(b) Wheeling	Pro Forma Adjustments		Lone Star Technologies Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$139,899,948	$5,450	$(1,361,169	)(c)(g)	$138,544,229
Accounts receivable, net	74,882,149	1,924,084	(277,276	)(c)(d)(e)	$76,528,957
Inventories	138,231,126	15,137,644	408,323	(d)	$153,777,093
Prepaid expenses and other current assets	7,623,952	336,558	(336,558	)(c)	$7,623,952

	360,637,175	17,403,736	(1,566,680)		376,474,231
PROPERTY, PLANT, AND EQUIPMENT, net	182,862,881	8,211,026	12,705,590	(d)	203,779,497
GOODWILL	55,108,281	180,811	(180,811	)(c)	55,108,281
INTANGIBLES	635,000	—	175,061	(d)	810,061
OTHER ASSETS	48,105,433	—	(36,509,334	)(g)	11,596,099

Total assets	$647,348,770	$25,795,573	$(25,376,174)		$647,768,169

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$—	$3,585,422	$(3,585,422	)(c)	$—
Accounts payable	41,768,398	1,720,547	(1,638,372	)(c)(d)(e)	41,850,573
Accrued liabilities	29,975,190	788,026	(450,802	)(c)(d)	30,312,414

Total current liabilities	71,743,588	6,093,995	(5,674,596)		72,162,987
LONG-TERM DEBT, net	150,000,000	11,000,000	(11,000,000	)(c)	150,000,000
REVOLVING CREDIT FACILITY	—	—	—		—
OTHER NONCURRENT LIABILITIES	45,224,161	—	—		45,224,161

Total liabilities	266,967,749	17,093,995	(16,674,596)		267,387,148
STOCKHOLDERS' EQUITY	380,381,021	8,701,578	(8,701,578	)(f)	380,381,021

Total liabilities and stockholders' equity	$647,348,770	$25,795,573	$(25,376,174)		$647,768,169

The accompanying notes are an integral part of this unaudited pro forma balance sheet.

LONE STAR TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

(a)
The historical balances for Lone Star are derived from the unaudited consolidated financial statements of Lone Star as of September 30, 2002.

(b)
The historical balances for Wheeling are derived from the audited combined financial statements of Wheeling as of September 30, 2002.

(c)
Lone Star did not acquire certain assets and did not assume certain liabilities of Wheeling. These adjustments reflect the elimination of such assets and liabilities as follows:

	Elimination of assets not acquired	Elimination of liabilities not assumed	Net
CASH	$(5,450)	$—	$(5,450)
ACCOUNTS RECEIVABLE	(67,180)	—	(67,180)
OTHER CURRENT ASSETS	(336,558)	—	(336,558)
GOODWILL	(180,811)	—	(180,811)
ACCOUNTS PAYABLE		1,428,276	1,428,276
CURRENT PORTION OF LONG TERM DEBT	—	3,585,422	3,585,422
ACCRUED LIABILITIES	—	450,802	450,802
LONG TERM DEBT	—	11,000,000	11,000,000

	$(589,999)	$16,464,500	$15,874,501

(d)
Reflects the preliminary allocation of the purchase price for the Acquisition. The Acquisition will be accounted for using the purchase method of accounting. Lone Star has not yet determined the final allocation of the purchase price and, accordingly, the amounts shown below may differ from the amounts ultimately determined; however, that allocation is not expected to differ materially from the preliminary allocation.

  The preliminary pro forma allocation of the purchase price is as follows:

Purchase price for net assets of Wheeling	$37,865,053
Less—Net assets of Wheeling acquired	(24,576,079)

Excess of purchase price over historical amounts to be allocated	$13,288,974

  The pro forma adjustments were applied to the historical consolidated financial statements to reflect and account for the Acquisition and the related financing transactions. As a result, these adjustments have no impact on the historical basis of the assets and liabilities. The final allocation of purchase price may differ from this presentation due to potential changes in working capital, our fair value analysis of inventory, and the appraisal results for identifiable intangibles. The following table sets forth our preliminary allocation of the cash purchase price:

Fair value of assets acquired:
Receivables	$1,856,904
Inventories	15,545,967
Property and equipment	20,916,616
Intangibles—Covenant not to compete	175,061
Fair value of liabilities assumed:
Accounts payable	(292,271)
Accrued liabilities	(337,224)

Total cash purchase price for Wheeling	$37,865,053

(e)
Reflects the elimination of intercompany balances of $210,096 between Lone Star and Wheeling as a result of Wheeling product sales to Lone Star.

(f)
Reflects the elimination of the Wheeling stockholders' equity and the Lone Star investment in subsidiary at September 30, 2002.

(g)
Reflects the elimination of the Wheeling cash purchase price. A partial payment in the amount of $36,509,334 was wired on September 30, 2002 and is reflected in Lone Star's other assets balance at September 30, 2002. The pro forma adjustment to cash represents the remaining cash purchase price less the Wheeling cash not acquired.

LONE STAR TECHNOLOGIES, INC.

UNAUDITED PRO FORMA INCOME STATEMENT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

	(a) Lone Star Technologies	(b) Wheeling	Pro Forma Adjustments		Lone Star Technologies Pro Forma
NET SALES/REVENUES	$415,969,591	$22,489,082	$(8,916,653	)(c)	$429,542,020
COST OF SALES	(401,315,128)	(19,610,927)	$9,230,957	(c)(d)	(411,695,098)

Gross profit	14,654,463	2,878,155	314,304		17,846,922
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	(27,671,923)	(1,436,421)	(32,824	)(d)	(29,141,168)

Operating income (loss)	(13,017,460)	1,441,734	281,480		(11,294,246)
INTEREST EXPENSE	(9,566,800)	(424,611)	424,611	(e)	(9,566,800)
OTHER INCOME	3,256,038	8,766	(496,726	)(f)	2,768,078

Income (loss) before income taxes	(19,328,222)	1,025,889	209,365		(18,092,968)
INCOME TAX BENEFIT (EXPENSE)	650,905	(378,000)	378,000	(g)	650,905

NET INCOME (LOSS)	$(18,677,317)	$647,889	$587,365		$(17,442,063)

NET LOSS PER SHARE
Basic	$(0.69)	—	—		$(0.64)
Diluted	$(0.69)	—	—		$(0.64)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	27,132,839	—	—		27,132,839
Diluted	27,132,839	—	—		27,132,839

The accompanying notes are an integral part of this unaudited pro forma financial statement.

LONE STAR TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

(a)
The historical balances for Lone Star are derived from the unaudited consolidated financial statements of Lone Star for the nine months ended September 30, 2002.

(b)
The historical balances for Wheeling are derived from the audited combined financial statements of Wheeling for the period ended September 30, 2002.

(c)
Reflects the elimination of intercompany sales between Lone Star and Wheeling.

(d)
Reflects the change in Wheeling depreciation expense due to purchase accounting adjustments to the fair value of property, plant and equipment consistent with the depreciation policies utilized by Lone Star, and reflects the change in Wheeling amortization expense due to purchase accounting and adjustments to intangible assets in connection with the acquisition consistent with the amortization policies utilized by Lone Star.

Eliminate historical depreciation expense	$(1,724,388)
Record depreciation expense based upon allocated fair values	1,410,084
Record amortization expense for intangible asset acquired	32,824
(e)
Reflects the elimination of interest expense related to Wheeling debt not assumed by Lone Star.

(f)
Reflects the elimination of Lone Star interest income related to the cash used in the Wheeling acquisition.

(g)
Reflects the utilization of Lone Star's net operating loss carryforward to eliminate the Wheeling income tax expense.

LONE STAR TECHNOLOGIES, INC.

UNAUDITED PRO FORMA INCOME STATEMENT

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001

	(a) Lone Star Technologies	(b) Wheeling	Pro Forma Adjustments		Lone Star Technologies Pro Forma
NET SALES/REVENUES	$650,198,445	$41,252,871	$(16,632,572	)(c)	$674,818,744
COST OF SALES	(580,867,366)	(33,192,328)	16,575,740	(c)(d)(e)	(597,483,954)

Gross profit	69,331,079	8,060,543	(56,832)		77,334,790
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(36,125,072)	(1,574,205)	(23,625	)(d)	(37,722,902)

Operating income (loss)	33,206,007	6,486,338	(80,457)		39,611,888
INTEREST EXPENSE	(12,824,128)	(1,232,962)	1,232,962	(f)	(12,824,128)
OTHER INCOME (EXPENSE)	(2,511,409)	11,228	(1,540,765	)(g)	(4,040,946)

Income (loss) before income taxes	17,870,470	5,264,604	(388,260)		22,746,814
INCOME TAX EXPENSE	(802,249)	(1,940,000)	1,703,000	(h)	(1,039,249)

NET INCOME FROM CONTINUING OPERATIONS	17,068,221	3,324,604	1,314,740		21,707,565
EXTRAORDINARY ITEMS	(622,294)	—	—		(622,294)

NET INCOME (LOSS)	$16,445,927	$3,324,604	$1,314,740		$21,085,271

NET INCOME PER SHARE
Basic	$0.67	—	—		$0.85
Diluted	$0.66	—	—		$0.84
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	24,683,924	—	—		24,683,924
Diluted	25,040,206	—	—		25,040,206

The accompanying notes are an integral part of this unaudited pro forma financial statement.

LONE STAR TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA INCOME STATEMENT

(a)
The historical balances for Lone Star are derived from the audited financial statements of Lone Star for the twelve months ended December 31, 2001.

(b)
The historical balances for Wheeling are derived from the audited financial statements of Wheeling for the fifty-two weeks ended December 30, 2001.

(c)
Reflects the elimination of intercompany transactions between Lone Star and Wheeling.

(d)
Reflects the reduction in depreciation expense due to purchase accounting adjustments to the fair value of property, plant, and equipment consistent with the depreciation policies utilized by Lone Star and reflects the incremental change in amortization expense due to purchase accounting and adjustments to intangible assets in connection with the acquisition consistent with the amortization policies utilized by Lone Star.

Eliminate historical depreciation expense	$(2,225,591)
Record depreciation expense based upon allocated fair values	1,874,100
Eliminate amortization expense for goodwill not acquired	(20,000)
Record amortization expense for intangible asset acquired	43,625
(e)
Reflects the impact of the purchase price inventory adjustment on cost of sales.

(f)
Reflects the elimination of interest expense related to Wheeling debt not assumed by Lone Star.

(g)
Reflects the elimination of Lone Star interest income related to the cash used in the Wheeling acquisition.

(h)
Adjusts income tax expense to Lone Star's effective tax rate of 4.5 percent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR TECHNOLOGIES, INC.
By:	/s/ CHARLES J. KESZLER Charles J. Keszler Vice President and Chief Financial Officer

Date: January 28, 2003

INDEX TO EXHIBITS

Item Number	Exhibit
2.1*	Asset Purchase Agreement, dated September 9, 2002, among Lone Star, Wheeling Acquisition Corporation (a wholly-owned subsidiary of Lone Star), Wheeling and Nassau Holding Corporation, as Owner of Wheeling.
2.2*	Amendment to Asset Purchase Agreement, dated September 30, 2002, among Lone Star, Wheeling Acquisition Corporation (a wholly-owned subsidiary of Lone Star), Wheeling and Nassau Holding Corporation.

*
Previously filed as an exhibit to the Form 8-K dated September 30, 2002, filed on October 7, 2002